UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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INTERNET SECURITY SYSTEMS, INC.
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The following press release relates to the proposed merger between Internet Security Systems, Inc. (“ISS”) and International Business Machines Corporation (“IBM”).

Hart-Scott-Rodino Waiting Period Expired for ISS/IBM Merger

ATLANTA, GA. – October 4, 2006 – Internet Security Systems, Inc. (Nasdaq: ISSX) today announced that the 30-day waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act concerning the proposed acquisition of ISS by IBM expired on October 2, 2006 at 11:59 p.m. EDT.  Completion of the transaction, expected later this month, still requires satisfaction of certain conditions, including obtaining ISS stockholder approval and completion of regulatory approvals in certain overseas jurisdictions.  ISS’ special meeting of stockholders to consider the merger is scheduled for October 16, 2006.

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About IBM

For more information about IBM, go to www.ibm.com

About Internet Security Systems, Inc.

Internet Security Systems, Inc. (ISS) is the trusted security advisor to thousands of the world’s leading businesses and governments, providing preemptive protection for networks, desktops and servers. An established leader in security since 1994, the ISS Proventia® integrated security platform is designed to automatically protect against both known and unknown threats, keeping networks up and running and shielding customers from online attacks before they impact business assets. ISS products and services are based on the proactive security intelligence of its X-Force® research and development team – the unequivocal world authority in vulnerability and threat research. The ISS product line is also complemented by comprehensive Managed Security Services and Professional Security Services. For more information, visit the ISS Web site at www.iss.net or call Heidi Litner at 404-236-3763.

Internet Security Systems is a trademark and Proventia and X-Force are registered trademarks of Internet Security Systems, Inc. All other companies and products mentioned are trademarks and property of their respective owners.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed merger (the “Merger”) of Internet Security Systems, Inc. (the “Company”) with and into a wholly-owned subsidiary of International Business Machines Corp. (“IBM”). In connection with the Merger and required stockholder approval, the Company has filed with the SEC a proxy statement and other relevant materials, and may file additional relevant materials, that contain important information about the Merger. Investors and security holders of the Company are urged to read the proxy statement and any other relevant materials filed by the Company because they contain, or will contain, important information about the Company and the Merger. All documents filed by the Company with the SEC, when available, may be obtained for free at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge by directing such request to: Ed Eiland, ISS Investor Relations, 404-236-4053 or from the Company’s website at www.iss.net.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the Merger. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement related to the Merger, which was filed with the SEC on September 19, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its executive officers and directors in the Merger by reading the proxy statement regarding the Merger.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, fulfillment of conditions to, and the expected timing of, the closing of the proposed merger. The following additional factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the timing and results of required regulatory review and approval by ISS’ stockholders of the proposed merger; and those factors discussed in the Section entitled “Risk Factors” in Part II Item 1A of ISS’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. ISS disclaims any intent or obligation to update any forward-looking statements made herein to reflect any change in ISS’ expectations with regard thereto or any change in events, conditions, or circumstances on which such statements are based.